UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

SANARA MEDTECH INC.
(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01
Entry into a Material Definitive Agreement.

On February 12, 2021, Sanara MedTech Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. as representative of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of 1,100,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the Underwriters at a price to the public of $25.00 per share, less underwriting discounts and commissions (the “Offering”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 165,000 shares of Common Stock at the public offering price, less underwriting discounts and commissions, which the Underwriters exercised in full. The Offering, including the 165,000 additional shares of Common Stock, closed on February 17, 2021.

The net proceeds to the Company from the Offering are approximately $28.8 million, after (i) giving effect to the Underwriter’s full exercise of its option to purchase additional shares of Common Stock, and (ii) deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds to expand its salesforce and for further development of its products, services and technologies pipeline, clinical studies and general corporate purposes, including working capital.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-251652), filed with the Securities and Exchange Commission (the “SEC”) on December 23, 2020, including a prospectus contained therein dated as of January 4, 2021, as supplemented by a prospectus supplement, dated February 12, 2021.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

A copy of the opinion of Haynes and Boone, LLP relating to the validity of the shares of Common Stock issued in the Offering is filed herewith as Exhibit 5.1.

Item 7.01
Regulation FD Disclosure.

On February 11, 2021, the Company issued a press release announcing the Offering. A copy of such press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On February 12, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of such press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

On February 17, 2021, the Company issued a press release announcing the closing of the Offering. A copy of such press release is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section. Further, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended. Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01
Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 12, 2021, by and between Sanara MedTech Inc. and Cantor Fitzgerald & Co.
5.1	Opinion of Haynes and Boone, LLP.
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1).
99.1	Press release issued February 11, 2021 (furnished pursuant to Item 7.01).
99.2	Press release issued February 12, 2021 (furnished pursuant to Item 7.01).
99.3	Press release issued February 17, 2021 (furnished pursuant to Item 7.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 17, 2021

Sanara MedTech Inc.

		By:	/s/ Michael D. McNeil
Name: Michael D. McNeil
Title: Chief Financial Officer